                            SCHEDULE 14A INFORMATION
                                 (RULE 14A-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )

[X] Filed by the Registrant
[ ] Filed by a Party other than the Registrant
Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12



                                VALUE LINE, INC.
                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1)  Title of each class of securities to which transaction applies:

         Common Stock
         -----------------------------------------------------------------------

    (2)  Aggregate number of securities to which transaction applies:

         -----------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it is determined):

         -----------------------------------------------------------------------

    (4)  Proposed maximum aggregate value of transaction:

         -----------------------------------------------------------------------

    (5)  Total fee paid:

         -----------------------------------------------------------------------

                                VALUE LINE, INC.
                              220 EAST 42ND STREET
                            NEW YORK, NEW YORK 10017

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


TO THE SHAREHOLDERS:

     Notice is hereby given that the Annual Meeting of the Shareholders of Value Line, Inc. (the "Company") will be held on October 10, 2002, at 9:30 a.m. at the New York Helmsley Hotel, Turtle Bay Room, 212 East 42nd Street, 3rd Floor, New York, NY 10017 for the following purposes:

     1.   To elect seven directors of Value Line, Inc.; and

     2. To transact such other business as may properly come before the meeting.

     Shareholders of record at the close of business on September 13, 2002 will be entitled to notice of and to vote at the meeting and any adjournments thereof.

     We urge you to vote on the business to come before the meeting by promptly executing and returning the enclosed proxy in the envelope provided or by casting your vote in person at the meeting.


                                    By order of the Board of Directors

                                    HOWARD A. BRECHER,
                                    Vice President and Secretary


New York, New York
September 20, 2002

                                VALUE LINE, INC.
                              220 EAST 42ND STREET
                            NEW YORK, NEW YORK 10017

               ANNUAL MEETING OF SHAREHOLDERS--OCTOBER 10, 2002

                                 PROXY STATEMENT

     The following information is furnished to each shareholder in connection with the foregoing Notice of Annual Meeting of Shareholders of Value Line, Inc. (the "Company") to be held on October 10, 2002. The enclosed proxy is for use at the meeting and any adjournments thereof. This Proxy Statement and the form of proxy are being mailed to shareholders on or about September 20, 2002.

     The enclosed proxy is being solicited by and on behalf of the Board of Directors of the Company. A proxy executed on the enclosed form may be revoked by the shareholder at any time before the shares are voted by delivering written notice of revocation to the Secretary of the Company, by executing a later dated proxy or by attending the meeting and voting in person. The shares represented by all proxies which are received by the Company in proper form will be voted as specified. If no specification is made in a proxy, the shares represented thereby will be voted for the election of the Board's nominees as Directors.

     The expense in connection with the solicitation of proxies will be borne by the Company.

     Only holders of Common Stock of record at the close of business on September 13, 2002 will be entitled to vote at the meeting. On that date, there were 9,980,125 shares of Common Stock issued and outstanding, the holders of which are entitled to one vote per share.

     Under the New York Business Corporation Law (the "BCL") and the Company's By-Laws, the presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote on a particular matter is necessary to constitute a quorum of shareholders to take action at the Annual Meeting with respect to such matter. For these purposes, shares which are present, or represented by a proxy, at the Annual Meeting will be counted for quorum purposes regardless of whether the holder of the shares or proxy fails to vote on any particular matter or whether a broker with discretionary authority fails to exercise its discretionary voting authority with respect to any particular matter. Once a quorum of the shareholders is established, under the BCL and the Company's By-Laws, the nominees standing for election as directors will be elected by a plurality of the votes cast and each other matter will be decided by a majority of the votes cast on the matter, except as otherwise provided by law or the Company's Certificate of Incorporation or By-Laws. For voting purposes (as opposed to for purposes of establishing a quorum) abstentions and broker non-votes will not be counted in determining whether the nominees standing for election as directors have been elected and whether each other matter has been approved.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information as of September 13, 2002 as to shares of the Company's Common Stock held by persons known to the Company to be the beneficial owners of more than 5% of the Company's Common Stock.




                                                         NUMBER OF SHARES    PERCENTAGE OF SHARES
                              NAME AND ADDRESS             BENEFICIALLY          BENEFICIALLY
                            OF BENEFICIAL OWNER               OWNED                OWNED(1)
                     ----------------------------------------------------------------------------
                     Arnold Bernhard & Co., Inc.(1)
                     220 East 42nd Street
                     New York, NY 10017                         8,609,403                  86.27%


(1) Jean Bernhard Buttner, Chairman of the Board, President and Chief Executive Officer of the Company, owns all of the outstanding voting stock of Arnold Bernhard & Co., Inc.

     The following table sets forth information as of July 31, 2002 with respect to shares of the Company's Common Stock owned by each nominee for director of the Company, by each executive officer listed in the Summary Compensation Table and by all executive officers and directors as a group.


                                                           NUMBER OF SHARES      PERCENTAGE OF
                                   NAME OF                   BENEFICIALLY            SHARES
                              BENEFICIAL OWNER                   OWNED         BENEFICIALLY OWNED
                    -----------------------------------------------------------------------------
                    Jean Bernhard Buttner                             100(1)                    *
                    Harold Bernard, Jr.                                  441                    *
                    Howard A. Brecher                               1,800(2)                    *
                    Samuel Eisenstadt                                    100                    *
                    David T. Henigson                                    150                    *
                    Herbert Pardes                                       100                    *
                    Marion N. Ruth                                       200                    *
                    All directors and executive officers
                    as a group (7 persons)                       2,891(1)(2)                    *



*    Less than one percent

(1) Excludes 8,609,403 shares (86.27% of the outstanding shares) owned by Arnold Bernhard & Co., Inc.

(2) Includes 1,475 shares purchasable within 60 days of July 31, 2002 upon the exercise of stock options by Mr. Brecher.

                              ELECTION OF DIRECTORS

     At the meeting, seven directors are to be elected. If no contrary indication is made, the persons named in the enclosed proxy will vote for the election of the nominees listed below. If any nominee shall become unavailable for reasons presently unknown, the proxy will be voted for the election of the other nominees named herein and may be voted for the election of a substitute nominee.

     During the fiscal year ended April 30, 2002, there were four meetings of the Board of Directors. Each director attended at least 75% of the meetings held during the year of the Board of Directors and of each committee on which he or she served.

     The Board of Directors has established an Audit Committee which consists of Harold Bernard, Jr., Herbert Pardes, M.D. and Marion N. Ruth. The Committee held two meetings during the year ended April 30, 2002 to discuss audit and financial reporting matters with both management and the Company's independent public accountants. The Board of Directors has also established a Compensation Committee consisting of Marion N. Ruth, Howard A. Brecher and David T. Henigson. The Committee held two meetings following the close of the 2002 fiscal year to discuss the compensation of the chief executive officer. The Company does not have a standing nominating committee.

     A director who is also an employee of the Company receives no compensation for his service on the Board in addition to that compensation which he receives as an employee. For fiscal 2002, a director who was not an employee of the Company was paid a director's fee of $3,000 per year plus $1,750 for each Board meeting attended and $2,500 for each Audit Committee meeting attended.

     Information concerning the nominees for directors appears in the following table. Except as otherwise indicated, each of the following has held an executive position with the companies indicated for at least five years.



                                     NOMINEE, AGE AS OF SEPTEMBER 13, 2002                                       DIRECTOR
                                           AND PRINCIPAL OCCUPATION                                               SINCE
-------------------------------------------------------------------------------------------------------------------------
Jean Bernhard Buttner* (67). Chairman of the Board, President, and Chief Executive and Operating Officer of
the Company and Arnold Bernhard & Co., Inc.; Chairman of the Board and President and Director or Trustee of
each of the 15 Value Line Funds; Trustee, Skidmore College.                                                         1982

Harold Bernard, Jr. (71). Attorney-at-law. Retired Administrative Law Judge, National Labor Relations Board.
Director of Arnold Bernhard & Co., Inc. Judge Bernard is a cousin of Jean Bernhard Buttner.                         1982

Samuel Eisenstadt (80). Senior Vice President and Research Chairman of the Company.                                 1982

Howard A. Brecher* (48). Vice President of the Company since 1996 and Secretary since 1992; Secretary,
Treasurer and General Counsel of Arnold Bernhard & Co., Inc. since 1991, Director since 1992 and Vice
President since 1994.                                                                                               1992

David T. Henigson* (45). Vice President of the Company since 1992 and Treasurer since 1994; Director of
Compliance and Internal Audit of the Company since 1988; Vice President of each of the 15 Value Line Funds since 1992 and Secretary and Treasurer since 1994; Vice President and Director of Arnold Bernhard & Co., Inc.
since 1992.                                                                                                         1992

Herbert Pardes, M.D. (68). President and CEO of New York-Presbyterian Hospital since 2000; Vice President for
Health Sciences and Dean of the Faculty of Medicine at the College of Physicians & Surgeons of Columbia
University (1989-2000).                                                                                             2000

Marion N. Ruth (67). Real Estate Executive. President, Ruth Realty (real estate broker). Director or Trustee
of each of the 15 Value Line Funds.                                                                                 2000


*    Member of the Executive Committee.

                             EXECUTIVE COMPENSATION


SUMMARY COMPENSATION TABLE

     The following table sets forth information concerning the compensation for services in all capacities to the Company for the fiscal years ended April 30, 2002, 2001 and 2000 of the chief executive officer of the Company and each of the other executive officers of the Company who were serving at April 30, 2002. The Company has four executive officers.



                                                                            LONG-TERN
                                                                          COMPENSATION
                                                                       --------------------
                                                                             AWARDS
                                                                       --------------------
                                                  ANNUAL COMPENSATION
                                               -----------------------
                                                                         RESTRICTED                ALL OTHER
                                                                           STOCK      OPTIONS     COMPENSATION
        NAME AND                        FISCAL                            AWARD(S)    GRANTED         (B)
        PRINCIPAL POSITION              YEAR    SALARY ($)  BONUS (a)($)    ($)         (#)           ($)
        ------------------------------------------------------------------------------------------------------

        Jean B. Buttner                  2002    881,667             --         --         --           17,916
        Chairman of the Board and        2001    853,092        900,000         --         --           18,311
          Chief Executive Officer        2000    826,807        900,000         --         --           20,944

        Samuel Eisenstadt                2002    136,250        120,000         --         --           13,469
        Senior Vice President and        2001    128,750        120,000         --         --           15,450
          Research Chairman              2000    125,000        120,000         --         --           17,500

        David T. Henigson                2002    100,000        395,000         --         --           10,000
        Vice President                   2001    100,000        375,000         --         --           12,000
                                         2000    100,000        300,000         --         --           14,000

        Howard A. Brecher                2002     50,000        325,000         --         --            5,000
        Vice President                   2001     50,000        295,000         --         --            6,000
                                         2000     50,000        250,000         --         --            7,000


(a)  A portion of the bonuses are contingent upon future employment.

(b) Employees of the Company are members of the Profit Sharing and Savings Plan (the "Plan"). The Plan provides for a discretionary annual contribution out of net operating income which is (subject to legal limitations) proportionate to the salaries of eligible employees. The Company's contribution expense was $1,171,000 for the year ended April 30, 2002. Each employee's interest in the Plan is invested in such proportions as the employee may elect in shares of one or more of the mutual funds available under the Plan for which the Company acts as investment adviser. Distributions under the Plan vest in accordance with a schedule based upon the employee's length of service and are payable upon request at the time of the employee's retirement, death, total disability, or termination of employment.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

     The following table sets forth the number of shares acquired by any of the named persons upon exercise of stock options in fiscal 2002, the value realized through the exercise of such options, and the number of unexercised options held by such person, including both those which are presently exercisable, and those which are not presently exercisable.


                                                                  NUMBER OF          VALUE OF UNEXERCISED
                                                             UNEXERCISED OPTIONS    IN-THE-MONEY OPTIONS AT
                                                              AT APRIL 30, 2002       APRIL 30, 2002 (1)
                                                            ----------------------- ------------------------
                              SHARES ACQUIRED     VALUE
                                UPON OPTION     REALIZED                    NOT                     NOT
               NAME              EXERCISE          (1)      EXERCISABLE EXERCISABLE EXERCISABLE EXERCISABLE
       -----------------------------------------------------------------------------------------------------
       Howard A. Brecher           1,200         $14,400        1,475        --       $17,700       --


(1) Market value of underlying securities at exercise date or year-end, as the case may be, minus the exercise price.


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Arnold Bernhard & Co., Inc. utilizes the services of officers and employees of the Company to the extent necessary to conduct its business. The Company and Arnold Bernhard & Co., Inc. allocate costs for office space, equipment and supplies and staff pursuant to a servicing and reimbursement arrangement. During the year ended April 30, 2002, the Company was reimbursed $539,000 for such expenses. In addition, a tax-sharing arrangement allocates the tax liabilities of the two companies between them. The Company pays to Arnold Bernhard & Co., Inc. an amount equal to the Company's liability as if it filed separate tax returns.


                          REPORT OF THE AUDIT COMMITTEE

     The Audit Committee of the Board of Directors is comprised of the three independent directors named below. The Committee has adopted a written charter which has been approved by the Board of Directors of the Company. The Committee has reviewed and discussed Value Line's audited financial statements with management. The Committee has discussed with Horowitz & Ullmann, P.C., the Company's independent auditors, the matters required to be discussed by SAS 61 (Communication with Audit Committee). The Committee has received the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Committee has discussed with Horowitz & Ullmann, P.C. its independence and has considered whether the provision by Horowitz & Ullman, P.C. of non-audit services is compatible with maintaining its independence.

     Based on the review and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements certified by Horowitz & Ullmann, P.C. be included in the Company's Annual Report on Form 10-K for the fiscal year ended April 30, 2002 for filing with the Securities and Exchange Commission.

Harold Bernard, Jr.
Herbert Pardes, M.D.
Marion N. Ruth

AUDIT AND NON-AUDIT FEES

     For the fiscal year ended April 30, 2002, fees for services provided by Horowitz & Ullmann, P.C., were as follows:


         Audit services                                            $113,770
         Financial information systems design and implementation          0
         All other (including tax consulting)                       100,515


                          COMPENSATION COMMITTEE REPORT

     The Company's executive compensation program is intended to enable the Company to attract and retain capable and experienced executives, to promote successful divisional and corporate performance and to compensate appropriately executives who contribute to the operations and long-term profitability of the Company. The following guidelines have been established to carry out this policy:

     (a) Base salaries and bonuses should be maintained at levels consistent with competitive market compensation; and

     (b) A portion of the executive compensation should reflect the performance of the Company and the individual.

     The Company's compensation program is comprised of two main components:
Base Salary and Incentive Compensation (Bonus).


BASE SALARY

     Base salaries for the Company's executives take into account the amounts paid by companies of comparable size engaged in the business of publishing or investment management, as applicable. The Committee believes that the base salary levels as established are reasonable and competitive and necessary to attract and retain key employees.


ANNUAL INCENTIVE COMPENSATION PLAN

     Bonus payments are awarded to executives based upon competitive conditions, individual performance and the success of the Company. The performance of the Company and its departments and attainment of individual goals and objectives are given approximately equal weighting in determining bonuses paid to executive officers. Inflexible numerical performance targets are not relied upon because the Company considers it essential to take into account a full range of criteria important to the Company's long-term strategies.


CHIEF EXECUTIVE OFFICER COMPENSATION FOR FISCAL 2002

     Jean B. Buttner's base salary in fiscal 2002 was increased from that paid in fiscal 2001 on the basis of the general cost-of-living percentage increase awarded to Company personnel. In reviewing the Chief Executive Officer's performance during the past year, the Compensation Committee took note of several important achievements. New subscription orders during the year ended April 30, 2002, rose 14% over the prior year. The increase reflected the pace of introduction of new and enhanced products, in addition to well-designed and carefully targeted advertising programs. Total circulation of the Company's investment periodicals and related publications as of April 30, 2002, was 16% above the year-earlier level, representing a high of recent years.

     While fees for management of the Value Line Mutual Funds were reduced as a consequence of the continuing severe stock market decline, resulting in a lower level of assets under management, nearly all the Value Line Funds outperformed the equity market indexes and a number of them received public recognition for their records. The Company's mutual funds recorded fewer investor defections than most of the industry, and have retained a strong client base that should be profitable when the markets eventually recover.

     During the fiscal year, Value Line stock produced a total return to shareholders of 20%.

     Finally the Committee noted Mrs. Buttner's contributions to the management of the Company's operating reserves. During fiscal 2002, the Company aggressively pursued a strategy of realizing securities losses in order to take advantage of the available tax deductions for the losses, saving over $3 million in taxes. The Chief Executive implemented this benefical strategy to increase cash even though it reduced reportable earnings. Earnings would have shown an increase of 5% if adjusted for this tax saving strategy.

     The Company's consultants, Pearl Meyer & Partners, Inc., did a statistical analysis of both Mrs. Buttner's salary and the financial performance of the Company in comparison with performance and compensation at a peer group of other corporations in the publishing and investment management industries developed by the consultants and listed on page 9. Pearl Meyer observed that although Value Line was one of the smallest companies in the peer group, its return on sales and total shareholder return were impressive and would indicate a bonus for the chief executive officer.

     Despite her impressive achievements as Chief Executive, Mrs. Buttner requested that no bonus be paid to her this year in view of the challenges created for the Company by the continuing bear market. The Committee thought it inappropriate to further pursue consideration of a bonus following this request. In light of this decision, the Pearl Meyer firm commented that the CEO's compensation must be considered modest, ranking at the 40th percentile of cash compensation. When stock option compensation awarded to many of the CEO's of the peer group companies -- but not awarded by Value Line to its CEO, because of her already substantial ownership interest in the Company's parent corporation -- is taken into account, Mrs. Buttner's compensation this year ranks at only the 20th percentile among the peer group. Accordingly, the consultants determined that Mrs. Buttner's compensation is below the prevailing level in terms of that offered at the peer companies.


                                          COMPENSATION COMMITTEE

                                              Marion N. Ruth
                                            Howard A. Brecher
                                            David T. Henigson

                        COMPENSATION COMMITTEE INTERLOCKS
                            AND INSIDER PARTICIPATION

     The names of the members of the Compensation Committee during the fiscal year ended April 30, 2002 are set forth above. During such fiscal year, each of Howard A. Brecher and David T. Henigson served as an officer and director of the Company and each of its subsidiaries. Each of such individuals also served as an officer and director of Arnold Bernhard & Co., Inc. Marion N. Ruth served as a director of the Company and as a director or trustee of each of the 15 Value Line Mutual Funds. Certain relationships between the Company and Arnold Bernhard & Co., Inc. are described above under "Certain Relationships and Related Transactions."

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN*

               Value Line, Inc., Russell 2000 Index And Peer Group
                      (Performance Results Through 4/30/02)





                                    [GRAPHIC]





                          1997    1998     1999      2000    2001      2002
   Value Line, Inc.     $100.00  $138.60  $117.22  $113.52  $133.31  $161.85
   Russell 2000 Index   $100.00  $142.02  $128.37  $150.15  $142.07  $149.50
   Peer Group           $100.00  $156.15  $156.30  $213.38  $295.80  $344.75



Assumes $100 invested at the close of trading 4/30/97 in Value Line, Inc. Common Stock, Russell 2000 Index, and Peer Group.

*Cumulative total return assumes reinvestment of dividends.

(1)  The Peer Group is comprised of the following companies:

                Atalanta Sosnoff Capital Corp.
                Courier Corp.
                Eaton Vance Corp.
                Federated Investors Inc.
                Hoenig Group, Inc.
                John Nuveen Co.
                John Wiley & Sons, Inc.
                Lee Enterprises, Inc.
                Thomas Nelson Inc.
                Waddell & Reed Financial Inc.

     The Peer Group that was used in the Comparison of Five-Year Cumulative Total Return table in the Proxy Statement for the Company's 2001 Annual Meeting of Shareholders included Hungry Minds, Inc. and did not include John Wiley & Sons, Inc. Hungry Minds, Inc. was acquired in a tender offer during 2001 and its common stock ceased to be publicly traded. John Wiley & Sons, Inc. was substituted for Hungry Minds, Inc. by the Company's compensation consultant, Pearl Meyer & Partners, Inc. and the Peer Group performance for the entire five-year period was recomputed to include John Wiley & Sons, Inc. for the entire period.

(2) The Company believes that its total return is impaired as a result of the relatively small float of public shares outstanding. The modest number of shares held by the public has resulted in generally small daily volumes of share trading. Accordingly, potential investors may be reluctant to buy the shares, concerned that they would be difficult to sell in large quantities since daily trading volumes are small.

     The Compensation Committee Report, the Report of the Audit Committee and the Comparative Five-Year Total Returns graph shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission or subject to Regulation 14A or 14C of the Regulations of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or to the liabilities of Section 18 of the Exchange Act.


                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     The independent certified public accountants selected by the Board of Directors to audit the Company's books and records for the 2003 fiscal year are the firm of Horowitz & Ullmann, P.C., which firm also audited the Company's books and records for the fiscal year ended April 30, 2002. It is expected that a representative of Horowitz & Ullmann, P.C. will be present at the Annual Meeting. The representative of Horowitz & Ullmann, P.C. will have an opportunity to make a statement if he desires to do so and will be available to respond to appropriate shareholder questions.


                SHAREHOLDER PROPOSALS FOR THE 2003 ANNUAL MEETING

     Shareholder proposals intended for presentation at the next Annual Meeting of Shareholders must be received by the Company for inclusion in its proxy statement and form of proxy relating to that meeting no later than May 23, 2003. The Company's By-Laws contain other procedures for proposals to be properly brought before an annual meeting of shareholders. To be timely, a shareholder must have given written notice of a proposal to the Chairman of the Board of Directors with a copy to the Secretary and such notice must be received at the principal executive offices of the Company not less than thirty nor more than sixty days prior to the scheduled annual meeting; provided, however, that if less than forty days' notice or prior public disclosure of the date of the scheduled annual meeting is given or made, notice by the shareholder to be timely must be so received not later than the close of business on the tenth day following the earlier of the day on which such notice of the date of the scheduled annual meeting was mailed or the day on which such public disclosure was made. Such shareholder's notice shall set forth as to each matter the shareholder proposes to bring before the annual meeting (i) a brief description of the proposal desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the Company's books, of the shareholder proposing such business, (iii) the class and number of shares which are beneficially owned by the shareholder on the date of such shareholder notice and (iv) any material interest of the shareholder in such proposal.


                             FORM 10-K ANNUAL REPORT

     ANY SHAREHOLDER WHO DESIRES A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED APRIL 30, 2002 FILED WITH THE SECURITIES AND EXCHANGE COMMISSION MAY OBTAIN A COPY (EXCLUDING EXHIBITS) WITHOUT CHARGE BY ADDRESSING A REQUEST TO THE SECRETARY OF THE COMPANY AT 220 EAST 42ND STREET, NEW YORK, NEW YORK 10017. EXHIBITS MAY ALSO BE REQUESTED, AT A CHARGE EQUAL TO THE REPRODUCTION AND MAILING COSTS.


                                     GENERAL

     The Board of Directors is not aware of any business to come before the meeting other than that set forth in the Notice of Annual Meeting of Shareholders. However, if any other business is properly brought before the meeting, it is the intention of the persons directed to vote the shareholders' stock to vote such stock in accordance with their best judgment.

     The Company is mailing its Annual Report for the fiscal year ended April 30, 2002 to shareholders together with this Proxy Statement.

P
R                                VALUE LINE, INC.
O                              220 EAST 42ND STREET
X                               NEW YORK, NY 10017
Y           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby authorizes and directs Howard A. Brecher and David T. Henigson and each of them, with full power of substitution, to vote the stock of the undersigned at the Annual Meeting of Stockholders of VALUE LINE, INC. on Thursday, October 10, 2002, or at any adjournments thereof as hereinafter specified and, in their discretion, to vote according to their best judgment upon such other matters as may properly come before the meeting or any adjournments thereof.

                                                     (CONTINUED ON REVERSE SIDE)

-------------------------------------------------------------------------------
                            - FOLD AND DETACH HERE -

THIS PROXY WILL BE VOTED AS DIRECTED HEREIN BY THE            PLEASE MARK
UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN,            YOUR VOTES AS /X/
THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF NOMINEES       INDICATED IN
AS DIRECTORS.                                                 THIS EXAMPLE

ELECTION OF NOMINEES AS DIRECTORS:      01 H. Bernard, Jr., 02 H.A. Brecher, 03 J. Buttner, 04 S. Eisenstadt, 05 D.T. Henigson,
                                        06 H.Pardes and 07 M.N. Ruth

FOR all nominees          WITHHOLD      (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's
listed to the right      AUTHORITY      name on the space provided below)
(except as marked     to vote for all
to the contrary.)     nominees listed   ______________________________________________________________________________
                      to the right

     / /                   / /

                   Please sign exactly as your name appears to the left. When signing as Trustee, Executor, Administrator, or Officer of a corporation, give title as such.

                   Dated:________________________________________________, 2002

                   _____________________________________________________________
                                           Signature
                   _____________________________________________________________
                                   Signature if owned jointly


          PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE


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